Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PENNTEX MIDSTREAM PARTNERS, LP

This Certificate of Limited Partnership, dated August 19, 2014, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1.    Name. The name of the Partnership is “PennTex Midstream Partners, LP”.

2.    Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

615 South DuPont Highway

Dover, Kent County, Delaware 19901

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

National Corporate Research, Ltd.

615 South DuPont Highway

Dover, Kent County, Delaware 19901

3.    General Partner. The name and the mailing address of the general partner are:

PennTex Midstream GP, LLC

11931 Wickchester Lane, Suite 300

Houston, Texas 77043

4.    This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

PENNTEX MIDSTREAM PARTNERS, LP

By:	PennTex Midstream GP, LLC, its general partner

By:	/s/ Stephen M. Moore
Name: Stephen M. Moore
Authorized Person

[Signature Page to Certificate of Limited Partnership of PES Logistics Partners, L.P.]